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                                                                      Exhibit 21

                           SUBSIDIARIES OF THE COMPANY



                                                                 STATE OF
LEGAL NAME                      DOING BUSINESS AS                INCORPORATION
----------                      -----------------                --------------
Ergo Systems Inc.                                                Virginia

CWTel, Inc.                                                      Florida

Secured Technology, Inc.                                         Delaware